Exhibit 23.1

                         Independent Auditor's Consent

      We consent to the incorporation by reference in this Registration Statement on Form S-4 of Bethurum Laboratories, Inc. ("Bethurum") of our report dated May 1, 2000, which report is included in Bethurum's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the joint proxy statement/prospectus.

H J & ASSOCIATES, L.L.C.

Salt Lake City, Utah
September 22, 2000

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